Exhibit 99.1
VMware Reports Fiscal Year 2021 Third Quarter Results
Total revenue growth of 8% year-over-year
Subscription and SaaS revenue growth of 44% year-over-year; 24% of total revenue

PALO ALTO, Calif., November 24, 2020—VMware, Inc. (NYSE: VMW), a leading innovator in enterprise software, today announced financial results for the third quarter of fiscal 2021:

•	Revenue for the third quarter was $2.86 billion, an increase of 8% from the third quarter of fiscal 2020.

•	The combination of subscription and SaaS and license revenue was $1.32 billion, an increase of 10% from the third quarter of fiscal 2020.

•	Subscription and SaaS revenue for the third quarter was $676 million, an increase of 44% year-over-year, representing 24% of total revenue.

•
GAAP net income for the third quarter was $434 million, or $1.02 per diluted share, compared to $407 million, or $0.96 per diluted share, for the third quarter of fiscal 2020. Non-GAAP net income for the third quarter was $704 million, or $1.66 per diluted share, up 17% per diluted share compared to $602 million, or $1.42 per diluted share, for the third quarter of fiscal 2020.

•
GAAP operating income for the third quarter was $428 million, an increase of 15% from the third quarter of fiscal 2020. Non-GAAP operating income for the third quarter was $888 million, an increase of 17% from the third quarter of fiscal 2020.

•	Operating cash flow for the third quarter was $992 million. Free cash flow for the third quarter was $908 million.

•
RPO for Q3 totaled $10.2 billion, up 10% year-over-year. Excluding the impact in the third quarter of fiscal year 2020 of unearned revenue assumed in the acquisition of Carbon Black, which negatively impacted the year-over-year growth rate by 5 percentage points, total revenue plus sequential change in total unearned revenue decreased 4% year-over-year.

•
Excluding the impact in the third quarter of fiscal year 2020 of unearned revenue assumed in the acquisition of Carbon Black, which negatively impacted the year-over-year growth rate by 10 percentage points, subscription and SaaS and license revenue plus sequential change in unearned subscription and SaaS and license revenue grew 1% year-over-year.

“Q3 was another good quarter for VMware, and we’re pleased with our results,” commented Pat Gelsinger, CEO, VMware. “As customers navigate through these unprecedented times, our focus remains on delivering the digital foundation for an unpredictable world. We continue to shape the future in areas that are top priority for every business—from app development to multi-cloud to security and digital workspaces.”

“Subscription and SaaS revenue increased 44% year-over-year in Q3 and surpassed license revenue for the first time,” said Zane Rowe, executive vice president and CFO, VMware. “VMware will continue to invest in and focus on further expanding our Subscription and SaaS portfolio, which we believe will drive company growth, customer satisfaction and shareholder value.”

VMware is raising full-year fiscal 2021 total revenue guidance to $11.7 billion and increasing GAAP net income per diluted share to between $4.17 and $4.27, with non-GAAP net income per diluted share of $7.03.

Business Highlights & Strategic Announcements

•
At VMworld 2020, VMware welcomed nearly 200,000 registrants and introduced a wave of new offerings and partnerships designed to help customers navigate their own transformation journeys. The news across VMworld includes:

◦
VMware unveiled new innovations to deliver intrinsic security to the world’s digital infrastructure. Specifically, VMware Carbon Black Cloud Workload delivers advanced protection built into vSphere for better securing modern workloads to reduce the attack surface and strengthen security posture.

◦
VMware outlined VMware Workforce Anywhere solutions to provide exceptional workforce experiences, end-to-end Zero Trust security controls and simplified management featuring VMware NSX Secure Access Service Edge (SASE), Workspace ONE and Carbon Black Endpoint Security capabilities.

◦	VMware announced partnerships with Menlo Security and Zscaler to help large global enterprises simplify the adoption of a complete SASE architecture and more effectively implement Zero Trust security.

◦
VMware acquired SaltStack, a pioneer in building intelligent, event-driven automation software.  SaltStack will enable VMware to significantly broaden its software configuration management and infrastructure and network automation capabilities.

◦	VMware unveiled updates to Tanzu support across VMware Cloud on AWS, Azure VMware Solution and Oracle Cloud VMware Solution.

◦
VMware announced Project Monterey—a technology preview focused on evolving the architecture for the data center, cloud and edge to address the changing requirements of next-generation applications including AI, machine learning and 5G applications.

◦
VMware and NVIDIA announced a broad partnership to deliver both an end-to-end enterprise platform for AI and a new architecture for data center, cloud and edge that uses NVIDIA® DPUs (data processing units) to support existing and next-generation applications. This will help accelerate AI adoption, enabling enterprises to extend existing infrastructure for AI, manage all applications with a single set of operations and deploy AI-ready infrastructure where the data resides, across the data center, cloud and edge.

•
The company announced the 5G Telco Cloud Platform, a consistent cloud-first solution powered by a field-proven, carrier-grade, and high-performance cloud native infrastructure with intelligent automation. This new platform includes Tanzu Kubernetes Grid—an embedded Kubernetes distribution—that will allow Communication Service Providers to reliably build, manage and run containerized workloads across private, telco, edge and public clouds.

•
VMware announced it has collaborated with Samsung Electronics Co., Ltd. to further extend its leadership in 5G. Through this alliance, the companies seek to help communication service providers meet the requirements of 5G networks and accelerate the roll-out of 5G by optimizing Samsung’s portfolio of telco offerings from Core to Edge to RAN for both containerized network functions and virtualized network functions with VMware Telco Cloud Platform.

•
The company unveiled VMware vSphere 7 Update 1, VMware vSAN 7 Update 1 and VMware Cloud Foundation 4.1 product releases that streamline customer adoption of Kubernetes, support stateful applications with new developer-ready capabilities and enhance scalability and operations with new features. VMware also announced Tanzu editions—packaging portfolio capabilities to address the most common scenarios customers encounter in their modernization efforts.

•	In August, the company was positioned as a Leader in “The Forrester Wave™: Infrastructure Automation Platforms, Q3 2020.”[1]

•
In September, VMware has again been positioned as a Leader in the Gartner 2020 Magic Quadrant for WAN Edge Infrastructure.[2] This is the third consecutive year VMware has been positioned as a Leader for VMware SD-WAN in Gartner’s evaluation for WAN Edge Infrastructure.

The company will host a conference call today at 1:30 p.m. PT/ 4:30 p.m. ET to review financial results and business outlook. A live web broadcast of the event will be available on the VMware investor relations website at http://ir.vmware.com. Slides will accompany the web broadcast. The replay of the webcast and slides will be available on the website for two months. In addition, six quarters of historical data for unearned revenue will also be made available at http://ir.vmware.com in conjunction with the conference call.

1 Forrester, “The Forrester Wave™: Infrastructure Automation Platforms, Q3 2020,” August 2020

2 Gartner Magic Quadrant for WAN Edge Infrastructure, Jonathan Forest, Andrew Lerner, Naresh Singh, 23rd September 2020. Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

# # #

About VMware
VMware software powers the world’s complex digital infrastructure. The company’s cloud, networking and security, and digital workspace offerings provide a dynamic and efficient digital foundation to customers globally, aided by an extensive ecosystem of partners. Headquartered in Palo Alto, California, VMware is committed to being a force for good, from its breakthrough innovations to its global impact. For more information, please visit https://www.vmware.com/company.html.

Additional Information
VMware’s website is located at www.vmware.com, and its investor relations website is located at http://ir.vmware.com. VMware’s goal is to maintain the investor relations website as a portal through which investors can easily find or navigate to pertinent information about VMware, all of which is made available free of charge. The additional information includes: materials that VMware files with the SEC; announcements of investor conferences, speeches and events at which its executives talk about its products, services and competitive strategies; webcasts of its quarterly earnings calls, investor conferences and events (archives of which are also available for a limited time); additional information on its financial metrics, including reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures; press releases on quarterly earnings, product and service announcements, legal developments and international news; corporate governance information; other news, blogs and announcements that VMware may post from time to time that investors may find useful or interesting; and opportunities to sign up for email alerts and RSS feeds to have information pushed in real time.

VMware, VMworld, Carbon Black, Workspace ONE, NSX, SaltStack, Tanzu, vSphere and VMware vSAN are registered trademarks or trademarks of VMware, Inc. or its subsidiaries in the United States and other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective organizations.

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding VMware innovations, product and solutions developments and previews, and their expected benefits to customers, including those relating to VMware Carbon Black Cloud, VMware Workforce Anywhere, Tanzu, Project Monterey and the 5G Telco Cloud Platform; partnerships with Menlo Security and Zscaler and collaboration with NVIDIA, and their expected benefits to customers; the expected benefits of the acquisition of SaltStack; and VMware FY21 financial guidance regarding total revenue and GAAP and Non-GAAP net income per diluted share. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (1) the impact of the COVID-19 pandemic on our operations, financial condition, our customers, the business environment and the global and regional economies; (2) adverse changes in general economic or market conditions; (3) delays or reductions in consumer, government and information technology spending; (4) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization software and cloud, end user and mobile computing, and security industries, as well as new product and marketing initiatives by VMware’s competitors; (5) the ability to successfully integrate into VMware acquired companies and assets and smoothly transition services related to divested assets from VMware; (6) rapid technological changes in the virtualization software and cloud, end user, security and mobile computing industries; (7) VMware’s customers’ ability to transition to new products, platforms, services, solutions and computing strategies in such areas as containerization, modern applications, intrinsic security and networking, cloud, digital workspaces, virtualization and the software defined data center, and the uncertainty of their acceptance of emerging technology; (8) VMware’s ability to enter into, maintain and extend strategically effective partnerships, collaborations and alliances; (9) the continued risk of litigation and regulatory actions; (10) VMware’s ability to protect its proprietary technology; (11) changes to product and service development timelines; (12) VMware’s relationship with Dell Technologies and Dell’s ability to control matters requiring stockholder approval, including the election of VMware’s board members and matters relating to Dell’s investment in VMware; (13) the potential impact of Dell’s investigation of strategic alternatives with respect to its interest in VMware, including a potential spinoff and related special cash dividend; (14) VMware’s ability to attract and retain highly qualified employees; (15) the ability of VMware to utilize our relationship with Dell to leverage go-to-market and product development activities; (16) risks associated with cyber-attacks, information security and data privacy; (17) disruptions resulting from key management changes; (18) risks associated with international sales such as fluctuating currency exchange rates and increased trade barriers; (19) changes in VMware’s financial condition; (20) geopolitical changes such as Brexit and increased tariffs and trade barriers that could adversely impact our non-U.S. sales; and (21) other business effects, including those related to industry, market, economic, political, regulatory and global health conditions. These forward-looking statements are made as of the date of this press release, are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8- K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Contacts:

Paul Ziots
VMware Investor Relations
pziots@vmware.com
650-427-3267

Michael Thacker
VMware Global PR
mthacker@vmware.com
650-427-4454

VMware, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	October 30,	November 1,	October 30,	November 1,
	2020	2019	2020	2019
Revenue:
License	$639	$728	$2,019	$2,147
Subscription and SaaS	676	470	1,880	1,320
Services	1,549	1,458	4,574	4,271
Total revenue	2,864	2,656	8,473	7,738
Operating expenses(1):
Cost of license revenue	44	42	119	116
Cost of subscription and SaaS revenue	142	103	400	294
Cost of services revenue	330	311	969	916
Research and development	714	642	2,058	1,846
Sales and marketing	912	918	2,727	2,674
General and administrative	250	269	773	701
Realignment	44	—	47	—
Operating income	428	371	1,380	1,191
Investment income	1	12	7	40
Interest expense	(52)	(40)	(156)	(108)
Other income (expense), net	177	17	186	75
Income before income tax	554	360	1,417	1,198
Income tax provision (benefit)	120	(30)	150	(4,842)
Net income	434	390	1,267	6,040
Less: Net loss attributable to non-controlling interests	—	(17)	—	(50)
Net income attributable to VMware, Inc.	$434	$407	$1,267	$6,090
Net income per weighted-average share attributable to VMware, Inc. common stockholders, basic for Classes A and B	$1.03	$0.98	$3.02	$14.60
Net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted for Classes A and B	$1.02	$0.96	$3.00	$14.32
Weighted-average shares, basic for Classes A and B	420,857	416,387	419,758	417,002
Weighted-average shares, diluted for Classes A and B	423,400	423,035	423,093	425,366
__________
(1) Includes stock-based compensation as follows:
Cost of license revenue	$—	$—	$1	$1
Cost of subscription and SaaS revenue	4	3	13	10
Cost of services revenue	25	20	74	58
Research and development	140	118	397	328
Sales and marketing	85	76	243	204
General and administrative	50	39	141	104

VMware, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	October 30,	January 31,
	2020	2020
ASSETS
Current assets:
Cash and cash equivalents	$3,898	$2,915
Accounts receivable, net of allowance for doubtful accounts of $6 and $7	1,789	1,883
Due from related parties, net	672	1,457
Other current assets	473	436
Total current assets	6,832	6,691
Property and equipment, net	1,311	1,280
Other assets	2,698	2,266
Deferred tax assets	5,865	5,556
Intangible assets, net	1,059	1,172
Goodwill	9,559	9,329
Total assets	$27,324	$26,294
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$190	$208
Accrued expenses and other	2,232	2,151
Current portion of long-term debt and other borrowings	—	2,747
Unearned revenue	5,205	5,218
Total current liabilities	7,627	10,324
Note payable to Dell	270	270
Long-term debt	4,715	2,731
Unearned revenue	4,030	4,050
Income tax payable	790	817
Operating lease liabilities	904	746
Other liabilities	512	347
Total liabilities	18,848	19,285
Contingencies
Stockholders’ equity:
Class A common stock, par value $0.01; authorized 2,500,000 shares; issued and outstanding 113,300 and 110,484 shares	1	1
Class B convertible common stock, par value $0.01; authorized 1,000,000 shares; issued and outstanding 307,222 shares	3	3
Additional paid-in capital	2,201	2,000
Accumulated other comprehensive loss	(5)	(4)
Retained earnings	6,276	5,009
Total stockholders’ equity	8,476	7,009
Total liabilities and stockholders’ equity	$27,324	$26,294

VMware, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	October 30,	November 1,	October 30,	November 1,
	2020	2019	2020	2019
Operating activities:
Net income	$434	$390	$1,267	$6,040
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	261	219	757	626
Stock-based compensation	304	256	869	705
Deferred income taxes, net	20	(183)	(177)	(5,138)
Unrealized (gain) loss on equity securities, net	(190)	(10)	(197)	(30)
(Gain) loss on disposition of assets, revaluation and impairment, net	15	1	22	(4)
Loss on extinguishment of debt	—	—	8	—
Other	2	1	—	4
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	181	48	102	164
Other current assets and other assets	(277)	(91)	(622)	(444)
Due to/from related parties, net	225	2	785	299
Accounts payable	(15)	7	(4)	14
Accrued expenses and other liabilities	186	(92)	393	(82)
Income taxes payable	(2)	27	(53)	15
Unearned revenue	(152)	176	(65)	618
Net cash provided by operating activities	992	751	3,085	2,787
Investing activities:
Additions to property and equipment	(84)	(52)	(247)	(215)
Purchases of strategic investments	(5)	(9)	(16)	(18)
Proceeds from disposition of assets	—	—	21	22
Business combinations, net of cash acquired, and purchases of intangible assets	(56)	(2,052)	(390)	(2,437)
Net cash paid on disposition of a business	—	—	—	(4)
Net cash used in investing activities	(145)	(2,113)	(632)	(2,652)

Financing activities:
Proceeds from issuance of common stock	122	141	264	294
Net proceeds from issuance of long-term debt	—	—	1,979	—
Borrowings under term loan, net of issuance costs	—	1,993	—	1,993
Repayment of term loan	(1,500)	(1,400)	(1,500)	(1,400)
Repayment of current portion of long-term debt	—	—	(1,257)	—
Repurchase of common stock	(255)	(242)	(566)	(1,279)
Shares repurchased for tax withholdings on vesting of restricted stock	(44)	(41)	(319)	(393)
Payment to acquire non-controlling interests	—	—	(91)	—
Contribution from Dell	—	27	—	27
Principal payments on finance lease obligations	(1)	—	(3)	(1)
Net cash provided by (used in) financing activities	(1,678)	478	(1,493)	(759)
Net increase (decrease) in cash, cash equivalents and restricted cash	(831)	(884)	960	(624)
Cash, cash equivalents and restricted cash at beginning of the period	4,822	3,856	3,031	3,596
Cash, cash equivalents and restricted cash at end of the period	$3,991	$2,972	$3,991	$2,972
Supplemental disclosures of cash flow information:
Cash paid for interest	$51	$67	$142	$131
Cash paid for taxes, net	111	95	393	283
Non-cash items:
Changes in capital additions, accrued but not paid	$(11)	$10	$(18)	$5
Changes in tax withholdings on vesting of restricted stock, accrued but not paid	(6)	53	(4)	49

VMware, Inc.

GROWTH IN REVENUE PLUS SEQUENTIAL CHANGE IN UNEARNED REVENUE
(in millions)
(unaudited)

Growth in Total Revenue Plus Sequential Change in Unearned Revenue

	Three Months Ended
	October 30,	November 1,
	2020	2019
Total revenue, as reported	$2,864	$2,656
Sequential change in unearned revenue(1)	(150)	329
Total revenue plus sequential change in unearned revenue	$2,714	$2,985
Change (%) over prior year, as reported	(9)%

Assumed Carbon Black unearned revenue(3)	$—	$(151)
Total revenue plus sequential change in unearned revenue, excluding impact of Carbon Black	$2,714	$2,834
Change (%) over prior year, excluding impact of Carbon Black	(4)%

Growth in License and Subscription and SaaS Revenue Plus Sequential Change in Unearned License and Subscription and SaaS Revenue

	Three Months Ended
	October 30,	November 1,
	2020	2019
Total license and subscription and SaaS revenue, as reported	$1,315	$1,198
Sequential change in unearned license and subscription and SaaS revenue(2)	(23)	223
Total license and subscription and SaaS revenue plus sequential change in unearned license and subscription and SaaS revenue	$1,292	$1,421
Change (%) over prior year, as reported	(9)%

Assumed Carbon Black unearned subscription and SaaS revenue(3)	$—	$(145)
Total license and subscription and SaaS revenue plus sequential change in unearned license and subscription and SaaS revenue, excluding impact of Carbon Black	$1,292	$1,276
Change (%) over prior year, excluding impact of Carbon Black	1%
__________
(1) Consists of the change in total unearned revenue from the preceding quarter. Total unearned revenue consists of current and non-current unearned revenue amounts presented in the condensed consolidated balance sheets.

(2) Consists of the change in unearned license and subscription and SaaS revenue from the preceding quarter.
(3) Amount represents unearned revenue assumed in the acquisition of Carbon Black.

VMware, Inc.

SUPPLEMENTAL UNEARNED REVENUE SCHEDULE
(in millions)
(unaudited)

	October 30,	July 31,	May 1,	January 31,	November 1,	August 2,
	2020	2020	2020	2020	2019	2019
Unearned revenue as reported:
License	$11	$11	$15	$19	$19	$19
Subscription and SaaS	1,596	1,619	1,579	1,534	1,199	976
Services
Software maintenance	6,574	6,696	6,611	6,700	6,106	6,042
Professional services	1,054	1,059	1,013	1,015	893	851
Total unearned revenue	$9,235	$9,385	$9,218	$9,268	$8,217	$7,888

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA
For the Three Months Ended October 30, 2020
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition, Disposition and Other Items	Tax Adjustment(1)	Non-GAAP As Adjusted(2)
Operating expenses:
Cost of license revenue	$44	—	—	(11)	—	—	—	$33
Cost of subscription and SaaS revenue	$142	(4)	—	(48)	—	—	—	$90
Cost of services revenue	$330	(25)	—	—	—	—	—	$305
Research and development	$714	(140)	—	(1)	—	—	—	$573
Sales and marketing	$912	(85)	(1)	(23)	—	—	—	$803
General and administrative	$250	(50)	—	—	—	(28)	—	$172
Realignment	$44	—	—	—	(44)	—	—	$—
Operating income	$428	304	1	83	44	28	—	$888
Operating margin(2)	14.9%	10.6%	—%	2.9%	1.5%	1.0%	—	31.0%
Other income (expense), net(3)	$177	—	—	—	—	(175)	—	$1
Income before income tax	$554	304	1	83	44	(147)	—	$838
Income tax provision	$120						14	$134
Tax rate(2)	21.6%							16.0%
Net income	$434	304	1	83	44	(147)	(14)	$704
Net income per weighted-average share, diluted for Classes A and B(2)(4)	$1.02	$0.72	$—	$0.20	$0.10	$(0.35)	$(0.03)	$1.66
__________
(1) Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2) Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3) Non-GAAP adjustment to other income (expense), net includes gains or losses on investments in equity securities, whether realized or unrealized.
(4) Calculated based upon 423,400 diluted weighted-average shares for Classes A and B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA
For the Nine Months Ended October 30, 2020
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition, Disposition and Other Items	Tax Adjustment(1)	Non-GAAP As Adjusted(2)
Operating expenses:
Cost of license revenue	$119	(1)	—	(33)	—	—	—	$85
Cost of subscription and SaaS revenue	$400	(13)	—	(138)	—	—	—	$249
Cost of services revenue	$969	(74)	(1)	(1)	—	—	—	$894
Research and development	$2,058	(397)	(1)	(1)	—	(2)	—	$1,658
Sales and marketing	$2,727	(243)	(4)	(71)	—	(2)	—	$2,404
General and administrative	$773	(141)	(1)	—	—	(104)	—	$527
Realignment	$47	—	—	—	(47)	—	—	$—
Operating income	$1,380	869	7	244	47	108	—	$2,656
Operating margin(2)	16.3%	10.3%	0.1%	2.9%	0.6%	1.3%	—	31.3%
Other income (expense), net(3)	$186	—	—	—	—	(182)	—	$5
Income before income tax	$1,417	869	7	244	47	(74)	—	$2,512
Income tax provision	$150						252	$402
Tax rate(2)	10.6%							16.0%
Net income	$1,267	869	7	244	47	(74)	(252)	$2,110
Net income per weighted-average share, diluted for Classes A and B(2)(4)	$3.00	$2.05	$0.02	$0.58	$0.11	$(0.17)	$(0.59)	$4.99
__________
(1) Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2) Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3) Non-GAAP adjustment to other income (expense), net includes gains or losses on investments in equity securities, whether realized or unrealized.
(4) Calculated based upon 423,093 diluted weighted-average shares for Classes A and B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA
For the Three Months Ended November 1, 2019
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition, Disposition and Other Items	Tax Adjustment(1)	Non-GAAP As Adjusted(2)
Operating expenses:
Cost of license revenue	$42	—	—	(21)	—	—	$21
Cost of subscription and SaaS revenue	$103	(3)	—	(26)	—	—	$73
Cost of services revenue	$311	(20)	—	(1)	—	—	$289
Research and development	$642	(118)	—	—	—	—	$524
Sales and marketing	$918	(76)	(1)	(26)	—	—	$816
General and administrative	$269	(39)	—	—	(55)	—	$175
Operating income	$371	256	1	74	55	—	$758
Operating margin(2)	14.0%	9.6%	—%	2.8%	2.1%	—	28.5%
Other income (expense), net(3)	$17	—	—	—	(10)	—	$7
Income before income tax	$360	256	1	74	45	—	$737
Income tax provision (benefit)	$(30)					147	$118
Tax rate(2)	N/M						16.0%
Net income	$390	256	1	74	45	(147)	$619
Less: Net income (loss) attributable to non-controlling interests	$(17)	26	—	9	2	(3)	$17
Net income attributable to VMware, Inc.	$407	230	1	65	43	(144)	$602
Net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted for Classes A and B(2)(4)	$0.96	$0.54	$—	$0.15	$0.10	$(0.34)	$1.42
__________
N/M - Tax rate calculated on a GAAP basis is not considered meaningful.
(1) Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2) Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3) Non-GAAP adjustment to other income (expense), net includes gains or losses on investments in equity securities, whether realized or unrealized.
(4) Calculated based upon 423,035 diluted weighted-average shares for Classes A and B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA
For the Nine Months Ended November 1, 2019
(amounts in millions, except per share amounts, and shares in thousands)
(unaudited)

	GAAP		Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition, Disposition and Other Items	Tax Adjustment(1)	Non-GAAP As Adjusted(2)
Operating expenses:
Cost of license revenue	$116		(1)	—	(62)	—	—	$53
Cost of subscription and SaaS revenue	$294		(10)	—	(78)	—	—	$205
Cost of services revenue	$916		(58)	—	(2)	—	—	$854
Research and development	$1,846		(328)	(1)	(1)	—	—	$1,516
Sales and marketing	$2,674		(204)	(6)	(71)	—	—	$2,394
General and administrative	$701		(104)	—	—	(89)	—	$508
Operating income	$1,191		705	7	214	89	—	$2,208
Operating margin(2)	15.4%		9.1%	0.1%	2.8%	1.2%	—	28.5%
Other income (expense), net(3)	$75		—	—	—	(33)	—	$41
Income before income tax	$1,198		705	7	214	56	—	$2,181
Income tax provision (benefit)	$(4,842)	(4)					5,191	$349
Tax rate(2)	N/M	(4)						16.0%
Net income	$6,040		705	7	214	56	(5,191)	$1,832
Less: Net income (loss) attributable to non-controlling interests	$(50)		73	—	27	2	(9)	$43
Net income attributable to VMware, Inc.	$6,090		632	7	187	54	(5,182)	$1,789
Net income per weighted-average share attributable to VMware, Inc. common stockholders, diluted for Classes A and B(2)(5)	$14.32		$1.48	$0.02	$0.44	$0.13	$(12.18)	$4.21
__________
N/M - Tax rate calculated on a GAAP basis is not considered meaningful.
(1) Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2) Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3) Non-GAAP adjustment to other income (expense), net includes gains or losses on investments in equity securities, whether realized or unrealized.
(4) During the second quarter of fiscal 2020, we completed an intra-group transfer of certain of our intellectual property rights to our Irish subsidiary, where our international business is headquartered. A discrete tax benefit of $4.9 billion was recorded as a deferred tax asset. Due to the impact of the discrete tax benefit of $4.9 billion, the tax rate calculated on a GAAP basis is not considered meaningful.

(5) Calculated based upon 425,366 diluted weighted-average shares for Classes A and B.

VMware, Inc.

REVENUE BY TYPE
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	October 30,	November 1,	October 30,	November 1,
	2020	2019	2020	2019
Revenue:
License	$639	$728	$2,019	$2,147
Subscription and SaaS	676	470	1,880	1,320
Total license and subscription and SaaS	1,315	1,198	3,899	3,467
Services:
Software maintenance	1,282	1,200	3,797	3,519
Professional services	267	258	777	752
Total services	1,549	1,458	4,574	4,271
Total revenue	$2,864	$2,656	$8,473	$7,738
Percentage of revenue:
License	22.3%	27.4%	23.8%	27.7%
Subscription and SaaS	23.6%	17.7%	22.2%	17.1%
Total license and subscription and SaaS	45.9%	45.1%	46.0%	44.8%
Services:
Software maintenance	44.8%	45.2%	44.8%	45.5%
Professional services	9.3%	9.7%	9.2%	9.7%
Total services	54.1%	54.9%	54.0%	55.2%
Total revenue	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

REVENUE BY GEOGRAPHY
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	October 30,	November 1,	October 30,	November 1,
	2020	2019	2020	2019
Revenue:
United States	$1,466	$1,323	$4,268	$3,835
International	1,398	1,333	4,205	3,903
Total revenue	$2,864	$2,656	$8,473	$7,738
Percentage of revenue:
United States	51.2%	49.8%	50.4%	49.6%
International	48.8%	50.2%	49.6%	50.4%
Total revenue	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

RECONCILIATION OF GAAP CASH FLOWS FROM OPERATING ACTIVITIES
TO FREE CASH FLOWS
(A NON-GAAP FINANCIAL MEASURE)
(in millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	October 30,	November 1,	October 30,	November 1,
	2020	2019	2020	2019
GAAP cash flows from operating activities	$992	$751	$3,085	$2,787
Capital expenditures	(84)	(52)	(247)	(215)
Free cash flows	$908	$699	$2,838	$2,572

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA
FISCAL 2021 NET INCOME PER DILUTED SHARE GUIDANCE
(in millions)
(unaudited)

	Full Year Fiscal 2021 (Projected)
	Current Guidance
GAAP Net income per diluted share	$4.17-$4.27(1)	Projected
Stock-based compensation	2.75	Estimated
Employer Payroll Tax on Employee Stock Transactions	0.02	Estimated
Intangible Amortization	0.78	Estimated
Acquisition, Disposition and Other Related Items(2)	—	Estimated
Tax adjustment(3)	(0.76)	Estimated
Non-GAAP Net income per diluted share	$7.03	Projected
__________
(1) Values of items excluded from GAAP net income per diluted share are estimates. While the aggregate of estimates may not foot, in total we expect GAAP net income per share to be $2.76 to $2.86 less than non-GAAP net income per share.

(2) Current guidance includes gains or losses on investments in equity securities, whether realized or unrealized, during the nine months ended October 30, 2020, including the unrealized gain of $189 million on an investment in a company that completed its initial public offering during the third quarter of fiscal 2021.

(3) Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

VMware, Inc.

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding VMware’s results, VMware has disclosed in this earnings release the following non-GAAP financial measures: non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share and free cash flow. VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, other than free cash flow, differ from GAAP in that they exclude stock-based compensation, employer payroll taxes on employee stock transactions, amortization of acquired intangible assets, realignment charges, acquisition, disposition and other items, and discrete items that impacted our GAAP tax rate, each as discussed below. Our non-GAAP financial measures also reflect the application of our non-GAAP tax rate. Free cash flow differs from GAAP cash flow from operating activities with respect to the treatment of capital expenditures.

VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude charges and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flow provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to repurchase shares, to fund ongoing operations and to fund other capital expenditures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•
Stock-based compensation. Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, the expense for the fair value of the stock-based instruments VMware utilizes may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of VMware’s core business.

•
Employer payroll taxes on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond VMware’s control and do not correlate to the operation of the business.

•
Amortization of acquired intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•
Realignment charges. Realignment charges include workforce reductions, asset impairments, losses on asset disposals and costs to exit facilities. VMware’s management believes it is useful to exclude these items, when significant, as they are not reflective of VMware’s core business and operating results.

•
Acquisition, disposition and other items. As VMware does not acquire or dispose of businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, VMware believes it is useful to exclude acquisition, disposition and other items when looking for a consistent basis for comparison across accounting periods. These items include:

–	Direct costs of acquisitions and dispositions, such as transaction and advisory fees.

–	Costs associated with integrating acquired businesses.

–	Accruals for the portion of merger consideration payable in installments that may be paid in cash or VMware stock, at the option of VMware.

–	Gains or losses on investments in equity securities, whether realized or unrealized.

VMware, Inc.

–	Charges recognized for non-recoverable strategic investments or gains recognized on the disposition of strategic investments.

–
Gains or losses on sale or disposal of distinct lines of business or product offerings, or transactions with features similar to discontinued operations, including recoveries or charges recognized to adjust the fair value of assets that qualify as “held for sale.”

•
Tax adjustment. Non-GAAP financial information for the quarter is adjusted for a tax rate equal to VMware’s annual estimated tax rate on non-GAAP income. This rate is based on VMware’s estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating VMware’s non-GAAP income as well as significant tax adjustments. VMware’s estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that VMware management believes materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to VMware’s estimated annual tax rates as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from VMware’s actual tax liabilities.

Additionally, VMware’s management believes that the non-GAAP financial measure of free cash flow is meaningful to investors because management reviews cash flow generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited.
Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.